UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 4, 2016

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by QTS Realty Trust, Inc. (the “Company”) with the Securities and Exchange Commission on May 5, 2016 (the “Original 8-K”). The purpose of this Amendment is to confirm the Company’s decision regarding the frequency of future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Consistent with the recommendation of the Company’s Board of Directors and the vote of the stockholders at our annual meeting of stockholders held on May 4, 2016, the Company confirms that it will include a non-binding stockholder advisory vote on executive compensation in the Company’s proxy materials every year, until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual stockholders meeting in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS REALTY TRUST, INC.

Date: September 12, 2016	By: /s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel